UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172647	46-3522381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Park Place, Suite 1401

Newark, New Jersey 07102

(Address of principal executive offices, including ZIP code)

(973) 242-0005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2015, following the consideration by and upon the recommendation of the Compensation Committee of the Board of Directors of Neurotrope, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) approved a change to the Company’s compensation arrangement with Mr. Charles Ramat relating to his services as President and Chief Executive Officer of the Company. The Company and Mr. Ramat have agreed that in the event of termination of Mr. Ramat as President and Chief Executive Officer without cause, Mr. Ramat will receive a severance payment equal to six months of his annual base salary at the time of such termination. Further, the arrangement also now provides that Mr. Ramat’s services as President and Chief Executive Officer of the Company may be terminated by either the Company or Mr. Ramat on 60 days’ notice, rather than 180 days’ notice as previously reported.

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The Company held its Annual Meeting of Stockholders on June 9, 2015.

(b) Proxies for the Annual Meeting of Stockholders were solicited pursuant to Regulation 14A of the Exchange Act; there was no solicitation in opposition to the Company’s nominees for directors as listed in the Proxy Statement and all such nominees were elected. Set forth below are the final results of the voting for seven directors for a term of one year or until their respective successors are elected and qualified.

Proposal No. 1 – Election of Directors – All Nominees Elected

The holders of the Company’s Common Stock, voting separately as a class, elected the following directors by the votes set forth as follows:

	Votes For	Withheld	Broker non-votes
John H. Abeles	15,311,986	3,693,453	2,254,252
Larry D. Altstiel	15,311,986	3,693,453	2,254,252
Paul Freiman	14,893,796	4,111,643	2,254,252
James Gottlieb	15,304,796	3,700,643	2,254,252
Charles S. Ramat	15,304,796	3,700,643	2,254,252
William Singer	15,289,796	3,715,643	2,254,252

The holders of the Company’s Series A Convertible Preferred Stock (on an as-converted basis), voting separately as a class, elected the following director by the votes set forth as follows:

	Votes For	Withheld	Broker non-votes
Jay M. Haft	10,487,325	525,000	0

Described below are the other matters voted upon by the holders of the Company’s Common Stock and Series A Convertible Preferred Stock (on an as-converted basis), voting together without regard to class, at the Annual Meeting of Stockholders and the final number of affirmative votes, negative votes, abstentions, broker non-votes and preferences, as applicable, related to each of the matters described below.

Proposal No. 2 – Ratification of the Selection of Independent Registered Public Accounting Firm – Ratified

The stockholders ratified the selection of Friedman LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstentions	Broker non-votes
31,892,788	215,677	163,551	0

Proposal No. 3– Ratification of Amendment No. 1 to the 2013 Equity Incentive Plan – Ratified

The stockholders ratified Amendment No. 1 to the 2013 Equity Incentive Plan.

Votes For	Votes Against	Abstentions	Broker non-votes
21,578,546	6,273,633	2,165,585	2,254,252

Proposal No. 4– To conduct a “Say-on-Pay” advisory vote on the approval of executive compensation – Approved

The stockholders approved, on a non-binding advisory basis, a resolution approving the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker non-votes
26,039,779	501,990	3,457,995	2,254,252

Proposal No. 5– To conduct a “Say-on-Frequency” advisory vote on the approval of the frequency of stockholder votes on executive compensation — Every Year

The stockholders indicated their preference, on a non-binding advisory basis, to conduct future advisory votes on executive compensation annually.

Every 1 Year	Every 2 Years	Every 3 Years	Abstentions	Broker non-votes
27,785,544	825,025	1,240,200	139,995	2,254,252

Consistent with the Board’s recommendation in the Company’s 2015 Proxy Statement, filed with the Securities and Exchange Commission on April 29, 2015, and the voting results, the Company has determined to hold an advisory vote on the compensation of the Company’s named executive officers every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Dated: June 12, 2015	By:	/s/ Robert Weinstein
Name: Robert Weinstein
Title: Chief Financial Officer,
Executive Vice President, Secretary and
Treasurer